As filed with the Securities and Exchange Commission on June 27, 2003

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 10/A

(AMENDMENT NO. 1)

GENERAL FORM FOR REGISTRATION OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g)
OF THE SECURITIES EXCHANGE ACT OF 1934

Brillian Corporation

(Name of Registrant as Specified in Its Charter)

Delaware	05-0567906
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

1600 N. Desert Drive, Tempe, Arizona 85281

(Address of Principal Executive Offices) (Zip Code)

(602) 389-8888

(Registrant’s telephone number, including area code)

Copies of any communications should be sent to:

Robert S. Kant, Esq.

Brian H. Blaney, Esq.
Greenberg Traurig, LLP
2375 East Camelback Road, Suite 700
Phoenix, Arizona 85016
(602) 445-8000 (phone)
(602) 445-8100 (fax)

Securities to be registered pursuant to Section 12(b) of the Act: None

Securities to be registered pursuant to Section 12(g) of the Act:

Common Stock, $.001 par value per share

(Title of Class)

Preferred Stock Purchase Rights

(Title of Class)

10-12G/A
EX-99.1
EX-2
EX-3.1
Ex-3.2
EX-3.3
EX-4.1
EX-4.2
EX-10.1
EX-10.2
EX-10.3
EX-10.4
Ex-10.5
EX-10.6
EX-10.7
EX-10.8
EX-10.9

INFORMATION REQUIRED IN REGISTRATION STATEMENT

CROSS-REFERENCE SHEET BETWEEN INFORMATION STATEMENT
AND ITEMS OF FORM 10

Item 1.	Business

      The information required by this item is contained under the sections “Summary,” “Risk Factors,” “Business,” “Relationship Between TFS and Brillian After the Spin-Off,” and “Where You Can Find Additional Information” of the Information Statement. Those sections are incorporated herein by reference.

Item 2.	Financial Information

      The information required by this item is contained under the sections “Summary,” “Capitalization,” “Selected Financial Information,” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” of the Information Statement. Those sections are incorporated herein by reference.

Item 3.	Properties

      The information required by this item is contained under the section “Business — Facilities” of the Information Statement. That section is incorporated herein by reference.

Item 4.	Security Ownership of Certain Beneficial Owners and Management

      The information required by this item is contained under the sections “Security Ownership of Certain Beneficial Owners and Management” of the Information Statement. That section is incorporated herein by reference.

Item 5.	Directors and Executive Officers

      The information required by this item is contained under the section “Management” of the Information Statement. That section is incorporated herein by reference.

Item 6.	Executive Compensation

      The information required by this item is contained under the section “Management — Executive Compensation” of the Information Statement. That section is incorporated herein by reference.

Item 7.	Certain Relationships and Related Transactions

      The information required by this item is contained under the sections “The Spin-off” and “Relationship Between TFS and Brillian After the Spin-Off” of the Information Statement. Those sections are incorporated herein by reference.

Item 8.	Legal Proceedings

      The information required by this item is contained under the section “Business — Legal Proceedings” of the Information Statement. That section is incorporated herein by reference.

Item 9.	Market Price of and Dividends on the Registrant’s Common Equity and Related Stockholder Matters

      The information required by this item is contained under the sections “The Spin-off — Results of Spin-off,” “The Spin-off — Market for Brillian Common Stock,” “Dividend Policy,” and “Description of Capital Stock” of the Information Statement. Those sections are incorporated herein by reference.

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Item 10.	Recent Sales of Unregistered Securities

      The only transaction by the registrant since May 7, 2003 (the date that the registrant was incorporated) involving a sale of the registrant’s securities that was not registered under the Securities Act of 1933 was the following:

      In connection with the incorporation of the registrant, in May 2003 the registrant sold 1,000 shares of common stock to Three-Five Systems, Inc. The shares were issued at a price of $1.00 per share, for an aggregate purchase price of $1,000.00. The sale of these shares was exempt from registration under Section 4(2) of the Securities Act as a transaction not involving any public offering. The registrant determined that the sale falls within the exemption provided by Section 4(2) based upon the fact that the offering was made only to Three-Five Systems, Inc., which is the registrant’s parent, and the offering was made without any general solicitation or general advertisement.

Item 11.	Description of Registrant’s Securities to Be Registered

      The information required by this item is contained under the section “Description of Capital Stock” of the Information Statement. That section is incorporated herein by reference.

Item 12.	Indemnification of Directors and Officers

      The information required by this item is contained under the section “Indemnification of Directors and Officers” of the Information Statement. That section is incorporated herein by reference.

Item 13.	Financial Statements and Supplementary Data

      The information required by this item is contained under the section “Selected Financial Information” and the Financial Statements of the Information Statement. Those sections are incorporated herein by reference.

Item 14.	Changes in and Disagreements with Accountants on Accounting and Financial Disclosure

      None.

Item 15.	Financial Statements and Exhibits.

(a)	Financial Statements

Index to Financial Statements on page F-1 of the Information Statement

(b)	Exhibits

Exhibit
Number	Exhibits

2	Form of Master Separation and Distribution Agreement
3.1	Certificate of Incorporation of the Registrant
3.2	Form of Certificate of Designation of Series A Junior Participating Preferred Stock
3.3	Bylaws of the Registrant
4.1	Specimen of Common Stock Certificate
4.2	Form of Rights Agreement between the Registrant and The Bank of New York, as Rights Agent, including Form of Right Certificate
10.1	Form of Assignment and Assumption Agreement
10.2	Form of Intellectual Property Agreement
10.3	Form of Tax Sharing Agreement
10.4	Form of Real Property Sublease Agreement
10.5	Form of Transition Services Agreement

2

Exhibit
Number	Exhibits

10.6	Form of 2003 Incentive Compensation Plan
10.7	Form of 401(k) Profit Sharing Plan
10.8	Form of 2003 Employee Stock Purchase Plan
10.9	Form of Indemnity Agreement for directors and executive officers
99.1	Information Statement
*99.2	Opinion of Needham & Company, Inc. (included as Annex A to Exhibit 99.1)

*	To be filed by amendment.

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SIGNATURES

      Pursuant to the requirements of Section 12 of the Securities Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

BRILLIAN CORPORATION

(Registrant)

By:	/s/ WAYNE A. PRATT

Name: Wayne A. Pratt
Its: Chief Financial Officer

Dated: June 27, 2003

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EXHIBIT INDEX

Exhibit
Index	Exhibits

2	Form of Master Separation and Distribution Agreement
3.1	Certificate of Incorporation of the Registrant
3.2	Form of Certificate of Designation of Series A Junior Participating Preferred Stock
3.3	Bylaws of the Registrant
4.1	Specimen of Common Stock Certificate
4.2	Form of Rights Agreement between the Registrant and The Bank of New York, as Rights Agent, including Form of Right Certificate
10.1	Form of Assignment and Assumption Agreement
10.2	Form of Intellectual Property Agreement
10.3	Form of Tax Sharing Agreement
10.4	Form of Real Property Sublease Agreement
10.5	Form of Transition Services Agreement
10.6	Form of 2003 Incentive Compensation Plan
10.7	Form of 401(k) Profit Sharing Plan
10.8	Form of 2003 Employee Stock Purchase Plan
10.9	Form of Indemnity Agreement for directors and executive officers
99.1	Information Statement
*99.2	Opinion of Needham & Company, Inc. (included as Annex A to Exhibit 99.1)

*	To be filed by amendment.